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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         November 18, 1997
                                                   ---------------------------


                             NOONEY REALTY TRUST, INC.
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                (Exact Name of Registrant as specified in its charter)





         Missouri                    0-13754                  43-1339136
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(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)               File No.)           Identification No.)



         7701 Forsyth Boulevard, St. Louis, Missouri               63105
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           (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code         (314) 863-7700
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                                    Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS
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      At its regular quarterly meeting held on November 18, 1997, the following changes were made in the Board of Directors.

                  Bruce P. Hayden and Patricia A. Nooney resigned as Directors effective November 18, 1997.

      The remaining Directors voted unanimously to reduce the number of Directors from seven (7) to five (5) effective November 18, 1997.

      Following the reduction in Directors, Gene K. Beare resigned as a Director effective November 18, 1997, and William W. Geary, Jr. was unanimously elected to serve as an Independent Director until the next election of Directors by the Shareholders.

      Robert E. Kresko also resigned as a Director and William J. Carden was unanimously elected to serve as an inside Director until the next election of Directors by the Shareholders.

      As a result of the foregoing, the Board of Directors of Nooney Realty Trust, Inc. is as follows:

             Lawrence E. Fiedler            Independent Director
             William W. Geary, Jr.          Independent Director
             James P. Ingram                Independent Director
             William J. Carden              Director
             Gregory J. Nooney, Jr.         Director

      The new Board of Directors elected the following to serve as officers of the Trust:

             Gregory J. Nooney, Jr.         Chairman, CEO
             Patricia A. Nooney             President, Secretary and Treasurer
             Thomas N. Thurber              Assistant Treasurer
             Glenda F. White                Assistant Secretary


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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    NOONEY REALTY TRUST, INC.




Date:      December  3, 1997              /s/ Gregory J. Nooney, Jr.
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                                               Gregory J. Nooney, Jr.
                                               Chairman of the Board and
                                               Chief Executive Officer